UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 5, 2019, The Coca-Cola Company (the “Company”) received a notice from the administrator of The Coca-Cola Company 401(k) Plan (the “Plan”) advising the Company that, as a result of updating the recordkeeping system of the Plan, participants in the Plan will be unable, for a period of time, to diversify or direct investments in their accounts, or obtain a loan, withdrawal or distribution from the Plan. The temporary blackout period for participants under the Plan begins at 4:00 p.m. Eastern Time, May 6, 2019, and is expected to conclude the week ending May 10, 2019.

On April 9, 2019, in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR of the Securities Exchange Act of 1934, as amended, the Company sent a notice to its directors and executive officers informing them of the blackout period and restrictions on engaging in certain transactions involving Company common stock (including exercising Company stock options) or any derivatives of Company common stock during the blackout period. A copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

During the blackout period and for a period of two years thereafter, information regrading the blackout period, including confirmation of the actual beginning and ending dates, may be obtained, without charge, by contacting:

The Coca-Cola Company

Attention: Jennifer Manning, Associate General Counsel and Corporate Secretary

One Coca-Cola Plaza

Atlanta, Georgia 30313

Telephone Number: (404) 676-2121

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Notice to Directors and Executive Officers of The Coca-Cola Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: April 10, 2019	By:	/s/ Bernhard Goepelt
Bernhard Goepelt
Senior Vice President and General Counsel